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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               __________________

                                    FORM 8-K

                               __________________

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of The
                         Securities Exchange Act of 1934

                          Date of Report: June 22, 2005
                        (Date of Earliest Event Reported)

                     LEASE EQUITY APPRECIATION FUND II, L.P.
             (Exact name of registrant as specified in its charter)

         Delaware                         333-116595              20-1056194
-----------------------------       ---------------------    -------------------
(State or other jurisdiction        (Commission File No.)     (I.R.S. Employer
    of incorporation)                                        Identification No.)

                       110 South Poplar Street, Suite 101
                           Wilmington, Delaware 19801
                    (Address of principal executive offices)

                                 (215) 574-1636
              (Registrant's telephone number, including area code)

                                       N/A
          (former name or former address, if changed since last report)

================================================================================


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ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

     On June 22, 2005, the Registrant, as seller, and its wholly-owned subsidiary, LEAF Fund II, LLC, as borrower, entered into a Secured Loan Agreement with WestLB AG, New York Branch, as lender, and U.S. Bank National Association, as collateral agent and securities intermediary. The Secured Loan Agreement has the effect of providing the Registrant, as the parent of the borrower, with a revolving line of credit with an aggregate borrowing limit of $75 million collateralized by specific lease receivables and related equipment, with a 1% credit reserve of the outstanding line of credit. Interest on this facility is calculated at LIBOR plus 1.10% per annum. To mitigate fluctuations in interest rates the Registrant will enter into interest rate swap agreements to fix the interest rate on this facility at the time of each borrowing. Interest and principal are due monthly as payments are received under the financings. The line of credit is renewable for one year periods on June 22, 2006, 2007 and 2008. Since certain equipment lease or financing contracts which its subsidiary acquired from the Registrant serve as collateral for borrowings under the Secured Loan Agreement, the Registrant's general partner, LEAF Financial Corporation, as servicer of the contracts, and its wholly-owned subsidiary, LEAF Funding, Inc., as originator of the contracts, were also parties to the Secured Loan Agreement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LEASE EQUITY APPRECIATION FUND II, L.P.
                                       (Registrant)

                                       By:  LEAF Financial Corporation,
                                             its General Partner

Dated:  June 28, 2005                  By:   /s/ Miles Herman
                                             ---------------------------------
                                             Miles Herman
                                             President